As filed with the Securities and Exchange Commission on March 18, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2019

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, B&G Foods announced that William F. Herbes, our Executive Vice President of Operations, plans to retire on December 28, 2019.  We entered into a retirement agreement with Mr. Herbes, pursuant to which he will receive certain retirement benefits, including salary continuation payments of $640,376, which reflects payment of 160% of his annual base salary for an additional one year following his retirement date.  The agreement also amends Mr. Herbes’ existing stock option agreements to increase the period of time he will have after his retirement to exercise vested stock options to the earlier of three years and the current expiration date of the options.

The full text of the retirement agreement is attached as Exhibit 10.1 to this report and is incorporated by reference herein.  A copy of the press release we issued announcing Mr. Herbes’ retirement is attached to this report as Exhibit 99.1.

Item 8.01.  Other Events.

On March 12, 2019, our board of directors authorized an extension of our company’s stock repurchase program from March 15, 2019 to March 15, 2020.  In extending the repurchase program, our board of directors also reset the repurchase authority to up to $50 million.  Under the authorization, we may purchase shares of our company’s common stock from time to time in the open market or in privately negotiated transactions in compliance with the applicable rules and regulations of the Securities and Exchange Commission.

The timing and amount of stock repurchases under the program, if any, will be at the discretion of management, and will depend on a variety of factors, including price, available cash, general business and market conditions and other investment opportunities.  Therefore, we cannot assure you as to the number or aggregate dollar amount of shares, if any, that will be repurchased under the program.  We may discontinue the program at any time.  Any shares repurchased pursuant to the program will be retired.

Under the prior authorization, our company repurchased and retired from March 15, 2018 through March 13, 2019, 1,397,148 shares of common stock at an average price per share, excluding fees and commissions, of $26.41, or $36.9 million in the aggregate.  Our company currently has 65,297,607 shares of common stock outstanding.

A copy of the press release we issued announcing the extension of the stock repurchase program is attached to this report as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Retirement Agreement and General Release, dated as of March 18, 2019, between William F. Herbes and B&G Foods, Inc.
99.1	Press Release dated March 18, 2019.
99.2	Press Release dated March 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: March 18, 2019	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary